CONSENT OF INDEPENDENT PUBLIC ACCOUNTING FIRM

We consent to the inclusion by reference in the Form S-8 Registration Statement of ZRCN Inc. (the "Company") of our report on the consolidated financial statements of Zircon Corporation as of March 31, 2022 and for the year then ended, dated August 4, 2023.

We also consent to the reference to us under the caption "Experts" in the Registration Statement.

Abbott, Stringham & Lynch

March 4, 2024

Abbott, Stringham & Lynch

1901 S Bascom Avenue
Suite 105
Campbell, CA 95008

Main: 408-377-8700
Fax: 408-377-0821
Web: aslcpa.com